                                                                    EXHIBIT 99.2
                          NOTICE OF GUARANTEED DELIVERY

                                      FOR

                               OFFER TO EXCHANGE

                     11 1/2% SENIOR SECURED NOTES DUE 2004
                       WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING

                         11 1/2% SENIOR NOTES DUE 2004

                                      OF

                          TRANS WORLD AIRLINES, INC.

     Registered holders of outstanding 11 1/2% Senior Secured Notes due 2004 (the "OLD NOTES") who wish to tender their Old Notes in exchange for a like principal amount of 11 1/2% Senior Secured Notes due 2004 (the "EXCHANGE NOTES"), which have been registered under the Securities Act of 1933, as amended, and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Security Bank, National Association (the "EXCHANGE AGENT") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

   By Hand or Overnight         Facsimile Transmissions:      By Registered or Certified Mail:
        Delivery:             (Eligible Institutions Only)

                                    (801) 246-5053
    First Security Bank,                                           First Security Bank,
    National Association          To Confirm by Telephone          National Association
  Corporate Trust Services        or for Information Call:       Corporate Trust Services
    79 South Main Street                                           79 South Main Street
Salt Lake City, Utah 84111          (801) 246-5630              Salt Lake City, Utah 84111

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

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

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (NOTE TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five American Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:__________________        _______________________________________
                                       Authorized Signature

Address:_______________________        Title:_________________________________

_______________________________        Name:__________________________________
                   (Zip Code)               (Please type or print)

Area Code and Telephone Number:        Date:___________________________________

_______________________________



NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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